EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer

CONTACT:	Jonathan H. Downing
Executive Vice President
Director of Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(917) 620-0590
For Immediate Release
UCBH HOLDINGS, INC. ANNOUNCES ELECTION OF
MS. PIN PIN CHAU TO BOARD OF DIRECTORS
     SAN FRANCISCO, May 18, 2007 – UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™), today announced that Ms. Pin Pin Chau has been elected as a new member to the Board of Directors of the Company and the Bank at its Annual Meeting of Stockholders on May 17, 2007. Ms. Chau most recently served as the President and Chief Executive Officer of The Summit National Bank (“Summit”), which was acquired by UCBH in December 2006.
     “Ms. Chau brings substantial banking experience to UCBH, and we are very pleased to welcome her to our board,” said Mr. Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “Since 1993, Ms. Chau has been actively involved in the success of Summit, having served as President and Chief Executive Officer. In her new role as a member of the Board of Directors, UCBH will benefit from her expertise and her extensive business and community contacts in Atlanta. We look forward to her contributions to the Company, as we continue to further expand our franchise.”
     In addition to having served as President and Chief Executive Officer of Summit, Ms. Chau was previously President and Chief Executive Officer of United Orient Bank in New York. Ms. Chau has served on numerous public and educational boards, including gubernatorial appointments to economic and finance boards for the State of Georgia. Currently, she serves on the boards of directors of Coe College, Atlanta Public Broadcasting and WABE radio station.
     Ms. Chau graduated Magna Cum Laude, Phi Beta Kappa, and Phi Kappa Phi from Coe College in Cedar Rapids, Iowa. She received her M.A. degree from Yale University and is a graduate of Stonier Graduate School of Banking.

     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. With $10.31 billion in assets as of March 31, 2007, the Bank has 51 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, five branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, a branch in Hong Kong, and representative offices in Shanghai and Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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